UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2014

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Annual Meeting of Shareholders. We held our 2014 annual meeting of stockholders on May 7, 2014. For more information on the following proposals, which were the subject of stockholder action at that meeting, please see the 2014 Proxy Statement. The voting results for each of the proposals acted on at the meeting are as follows:

(1)
Messrs. J. Michael Adcock, Steven B. Hildebrand, Larry C. Payne, and G. Bailey Peyton IV were elected for a three-year term expiring in 2017, or until their successors are duly elected and qualified. The results of the vote were as follows:

DIRECTOR	FOR	WITHHELD/ AGAINST	ABSTAIN	BROKER NON-VOTE
J. Michael Adcock	43,324,037	1,196,748	—	1,845,192
Steven B. Hildebrand	43,928,408	592,377	—	1,845,192
Larry C. Payne	43,742,747	778,038	—	1,845,192
G. Bailey Peyton IV	38,709,665	5,811,120	—	1,845,192

(2) The stockholders approved the following non-binding resolution pertaining to our executive compensation:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders under the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table, and the other related tables and disclosure.
The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
42,791,172	1,703,185	25,728	1,845,192

(3) The stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2014. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
45,892,034	465,522	8,421	—

(4) The stockholders approved the non-binding shareholder proposal to adopt a majority voting for uncontested director elections. The results of the vote were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
35,634,556	7,079,269	1,806,258	1,845,894

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: May 9, 2014	By: /s/ Mark E. Schell
Mark E. Schell
Senior Vice President
and General Counsel